Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that a single Schedule 13D (and any amendment thereto) relating to the Common Stock of Immunome, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Immunome Aggregator, LP

By:	/s/ James P. Boylan
Name:	James P. Boylan
Title:	Chief Executive Officer

Enavate Sciences, LP

By: Enavate Sciences GP, LLC Its: General Partner

By:	/s/ James P. Boylan
Name:	James P. Boylan
Title:	Chief Executive Officer

Enavate Sciences GP, LLC

By: Enavate Sciences Holdings, LLC Its: Sole Member

By:	/s/ James P. Boylan
Name:	James P. Boylan
Title:	Chief Executive Officer

Enavate Sciences Holdings, LLC

By:	/s/ James P. Boylan
Name:	James P. Boylan
Title:	Chief Executive Officer